UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                  -------------

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reportedly): November 21, 2006


                              OCEAN BIO-CHEM, INC.
               (Exact name of registrant as specified in charter)

       Florida                       0-11102                     59-1564329
(State or Other Jurisdiction     (Commission File Number)    (I.R.S. Employer
   of Incorporation)                                         Identification No.)

               4041 S.W. 47 Avenue, Fort Lauderdale, Florida 33314
                (Address of principal executive office Zip Code)

                                 (954) 587-6280
                         Registrant's telephone number,
                              including area code:

                                 Not Applicable
          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 4.01 Changes In Registrant's Certifying Accountants

     Effective this date, the Company's Certifying Accountants, Levi, Cahlin & Co.("Former Accountant") have resigned their engagment as our Independent Accountants.

     The Former Accountants have previously expressed a desire, effective with their succession, to terminate their participation in the SEC Public Company Practice Sector as well as their obligation to practice under the standards of the Public Company Accounting Oversight Board effective with this resignation.

     (a) The Former Accountant's report did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles during the past two years.

     The decision to change accountants was recommended to and approved by the Company's independent audit committee.

     During the Company's two most recent fiscal years and subsequent interim periods preceding such dismissal, there were no disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the Former Accountant to make reference to the subject matter of the disagreement in connection with its report.

     Other than the change discussed herein, The Company has not during the most recent two fiscal years or any subsequent interim period engaged a new accountant. The Former Accountant has audited the Company's consolidated financial as of December 31, 2004 and 2005 and the years then ended and has reviewed the unaudited interim period therein and through September 30, 2006.

     The Company has provided its Former Accountant with a copy of this Form 8-K prior to and simultaneously with the final filing of this Form 8-K with the Securities and Exchange Commission ("Commission"). The Company has requested the Former Accountant to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to item 304(A) and, if not, stating the respects in which it does not agree. The Former Accountant's letter is attattched hereto as an exhibit to this report on Form 8-K.

     Ocean Bio-Chem, Inc. (the "Company") requested that Levi, Cahlin & Co. (the "Former Accountant") furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements that the Company made in the Form 8-K that it filed on November 21, 2006. The requested letter is attached as Exhibit 16.1 to this Form 8-K.

     The Company has retained the services of Berenfeld, Spritzer, Shechter & Sheer, Certified Public Accountants and Consultants ("New Accountants"), effective as of November 21, 2006. The Company did not consult with the New Accountants regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by the New Accountants that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

     The New Accountants have been requested to review the disclosures in this form 8 K and to provide the Registrant with a letter to the Commission describing any aspects with which it does not agree. If such a letter is received it shall be filed as an exhibit to a form 8 K.


Item 9.01  Financial Statements and Exhibits.

     (c ) Exhibits.

     16.1 Letter dated November 21, 2006 from Levi, Cahlin & Co. to the Securities and Exchange Commission.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 21, 2006                     Ocean Bio-Chem, Inc.

                                            /s/ Peter G. Dornau
                                            ------------------------------------
                                            Peter G. Dornau
                                            Chairman of Board of Directors and
                                            Chief Executive Officer

                                                                    EXHIBIT 16.1

         Letter dated November 21, 2006 from Levi, Cahlin & Co. to the
                United States Securities and Exchange Commission


                               Levi, Cahlin & Co.
                          Certified Public Accountants
                            20590 West Dixie Highway
                        North Miami Beach, Florida 33180


November 21, 2006

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549


Commissioners:

     We have read the comments made by Ocean Bio-Chem, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated November 21, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ Levi, Cahlin & Co.
----------------------------------
Levi, Cahlin & Co.